Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Dunkin’ Brands Group, Inc. (the “Company”) on Form 10-Q for the period ended June 29, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Paul Carbone, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul Carbone
Paul Carbone Chief Financial Officer
Dated: August 7, 2013
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dunkin’ Brands Group, Inc. and will be retained by Dunkin’ Brands Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.